EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS SECOND QUARTER

FULLY DILUTED EARNINGS OF 91¢ PER SHARE

AND DECLARES DIVIDEND OF 36¢ PER SHARE

SOUTHPORT, CONNECTICUT, July 28, 2015--Sturm, Ruger & Company, Inc. (NYSE-RGR) announced today that for the second quarter of 2015 the Company reported net sales of $140.9 million and fully diluted earnings of 91¢ per share, compared with net sales of $153.7 million and fully diluted earnings of $1.12 per share in the second quarter of 2014.

For the six months ended June 27, 2015, net sales were $277.8 million and fully diluted earnings were $1.71 per share. For the corresponding period in 2014, net sales were $323.5 million and fully diluted earnings were $2.34 per share.

The Company also announced today that its Board of Directors declared a dividend of 36¢ per share for the second quarter for stockholders of record as of August 14, 2015, payable on August 28, 2015. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. This dividend is approximately 40% of net income.

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Chief Executive Officer Michael O. Fifer made the following observations related to the Company’s 2015 second quarter performance:

•	In the second quarter of 2015, net sales increased 3% and earnings increased 14% from the first quarter of 2015.

•	New products, including the AR-556 modern sporting rifle and the LC9s pistol, represented $47.7 million or 17% of firearm sales in the first half of 2015. New product sales include only major new products that were introduced in the past two years. The recently introduced Ruger Precision Rifle did not begin to ship until July, and therefore did not impact the second quarter’s results.

•	In the second quarter of 2015, the estimated sell-through of the Company’s products from the independent distributors to retailers decreased 22% from the first quarter of 2015. The National Instant Criminal Background Check System background checks (as adjusted by the National Shooting Sports Foundation) decreased 21% during the same period.

•	Inventory of the Company’s products at the independent distributors increased by 63,500 units during the second quarter of 2015 and the Company’s finished goods inventory increased by 44,100 units during the same period.

•	Cash generated from operations during the six months ended June 27, 2015 was $80.9 million. At June 27, 2015, our cash totaled $61.1 million. Our current ratio is 2.2 to 1 and we have no debt.

•	In the first half of 2015, capital expenditures totaled $16.3 million, much of it related to tooling and equipment for new products. We expect our 2015 capital expenditures to total approximately $30 million.

•	In the first half of 2015, the Company returned $12.0 million to its shareholders through:

▪	the payment of $9.2 million of dividends, and
▪	the repurchase of 82,100 shares of our common stock in the open market at an average price of $34.57 per share, for a total of $2.8 million.

•	At June 27, 2015, stockholders’ equity was $208.0 million, which equates to a book value of $11.12 per share, of which $3.27 per share is cash.

Today, the Company filed its Quarterly Report on Form 10-Q. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

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Tomorrow, July 29, 2015, Sturm, Ruger will host a webcast at 9:00 a.m. ET to discuss the second quarter operating results. Interested parties can access the webcast at www.ruger.com/corporate or by dialing 866-318-8615, participant code 30947759.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger & Co., Inc. is one of the nation’s leading manufacturers of rugged, reliable firearms for the commercial sporting market. The only full-line manufacturer of American-made firearms, Ruger offers consumers over 400 variations of more than 30 product lines. For more than 60 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens,” echoes the importance of these principles as we work hard to deliver quality and innovative firearms.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 27, 2015	December 31, 2014

Assets

Current Assets
Cash	$61,124	$8,901
Trade receivables, net	54,113	49,735

Gross inventories	77,923	89,017
Less LIFO reserve	(41,614)	(40,578)
Less excess and obsolescence reserve	(2,120)	(3,750)
Net inventories	34,189	44,689

Deferred income taxes	8,870	7,246
Prepaid expenses and other current assets	2,802	7,603
Total Current Assets	161,098	118,174

Property, plant and equipment	303,919	288,236
Less allowances for depreciation	(194,487)	(177,575)
Net property, plant and equipment	109,432	110,661

Other assets	21,137	25,547
Total Assets	$291,667	$254,382

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STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(Dollars in thousands, except share data)

	June 27, 2015	December 31, 2014

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$41,881	$36,150
Product liability	344	641
Employee compensation and benefits	25,413	18,302
Workers’ compensation	5,327	5,133
Income taxes payable	1,827	156
Total Current Liabilities	74,792	60,382

Product liability	100	204
Deferred income taxes	8,782	8,334

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000 2015 – 23,763,877 issued, 18,701,530 outstanding 2014 – 23,717,321 issued, 18,737,074 outstanding	23,764	23,717
Additional paid-in capital	27,125	25,472
Retained earnings	221,831	198,159
Less: Treasury stock – at cost 2015 – 5,062,347 shares 2014 – 4,980,247 shares	(64,727)	(61,886)
Total Stockholders’ Equity	207,993	185,462
Total Liabilities and Stockholders’ Equity	$291,667	$254,382

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STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Net firearms sales	$139,224	$153,016	$274,804	$322,179
Net castings sales	1,648	641	3,023	1,363
Total net sales	140,872	153,657	277,827	323,542

Cost of products sold	92,364	103,304	187,921	212,066

Gross profit	48,508	50,353	89,906	111,476

Operating expenses:
Selling	14,858	10,062	25,085	24,483
General and administrative	6,957	7,244	14,334	15,976
Total operating expenses	21,815	17,306	39,419	40,459

Operating income	26,693	33,047	50,487	71,017

Other income:
Interest expense, net	(37)	(36)	(77)	(73)
Other income, net	617	130	1,086	495
Total other income, net	580	94	1,009	422

Income before income taxes	27,273	33,141	51,496	71,439

Income taxes	9,713	10,855	18,433	24,834

Net income and comprehensive income	$17,560	$22,286	$33,063	$46,605

Basic earnings per share	$0.94	$1.15	$1.77	$2.40

Fully diluted earnings per share	$0.91	$1.12	$1.71	$2.34

Cash dividends per share	$0.32	$0.49	$0.49	$1.03

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STURM, RUGER & COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended
	June 27, 2015	June 28, 2014

Operating Activities
Net income	$33,063	$46,605
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	17,841	17,880
Slow moving inventory valuation adjustment	(1,011)	960
Stock-based compensation	2,298	2,758
Gain on sale of assets	(157)	(7)
Deferred income taxes	(1,176)	623
Impairment of assets	12	—
Changes in operating assets and liabilities:
Trade receivables	(4,378)	15,680
Inventories	11,511	(18,078)
Trade accounts payable and accrued expenses	5,925	(10,181)
Employee compensation and benefits	6,881	(12,751)
Product liability	(401)	(35)
Prepaid expenses, other assets and other liabilities	8,785	(7,639)
Income taxes payable	1,671	(239)
Cash provided by operating activities	80,864	35,576

Investing Activities
Property, plant and equipment additions	(16,259)	(22,817)
Proceeds from sale of assets	218	275
Cash used for investing activities	(16,041)	(22,542)

Financing Activities
Tax benefit from exercise of stock options and vesting of RSU’s	305	1,620
Remittance of taxes withheld from employees related to share-based compensation	(1,000)	(2,317)
Proceeds from exercise of stock options	97	23
Repurchase of common stock	(2,841)	—
Dividends paid	(9,161)	(19,989)
Cash used for financing activities	(12,600)	(20,663)

Increase (decrease) in cash and cash equivalents	52,223	(7,629)

Cash and cash equivalents at beginning of period	8,901	55,064

Cash and cash equivalents at end of period	$61,124	$47,435
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Non-GAAP Financial Measure

In an effort to provide investors with additional information regarding its financial results, the Company refers to various United States generally accepted accounting principles (“GAAP”) financial measures and EBITDA, a non-GAAP financial measure which management believes provides useful information to investors. This non-GAAP financial measure may not be comparable to similarly titled financial measures being disclosed by other companies. In addition, the Company believes that the non-GAAP financial measure should be considered in addition to, and not in lieu of, GAAP financial measures. The Company believes that this non-GAAP financial measure is useful to understanding its operating results and the ongoing performance of its underlying business, as EBITDA provides information on the Company’s ability to meet its capital expenditure and working capital requirements, and is also an indicator of profitability. The Company uses both GAAP and non-GAAP financial measures to evaluate the Company’s financial performance.

EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. The Company calculates its EBITDA by adding the amount of interest expense, income tax expense, and depreciation and amortization expenses that have been deducted from net income back into net income, and subtracting the amount of interest income that was included in net income from net income.

Non-GAAP Reconciliation – EBITDA

EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Net income	$17,560	$22,286	$33,063	$46,605

Income tax expense	9,713	10,855	18,433	24,834
Depreciation and amortization expense	8,884	8,940	17,841	17,880
Interest expense, net	37	36	77	73
EBITDA	$36,194	$42,117	$69,414	$89,392

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